                                                                      Exhibit 32

                        CERTIFICATIONS UNDER SECTION 906

         Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections
(a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of OptiCare Health Systems, Inc., a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

         The Quarterly Report for the period ended September 30, 2004 (the "Form
10-Q") of the Company fully complies with the requirements of Section 13(a) or
15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

    Dated: November 15, 2004   /s/ Dean J. Yimoyines, M.D.
                               Dean J. Yimoyines, M.D.
                               Chairman of the Board and Chief Executive Officer
                               (Principal Executive Officer)

    Dated: November 15, 2004   /s/ William A. Blaskiewicz
                               William A. Blaskiewicz
                               Vice President and Chief Financial Officer
                               (Principal Financial and Accounting Officer)